UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026
KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 750-8300
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

Transactional Net Asset Value

On August 21, 2026, the manager of KKR Infrastructure Conglomerate LLC (the “Company”) determined the transactional net asset value, being the price at which sales and repurchases of the Company’s shares are made (the “Transactional Net Asset Value”), of the following classes of the Company’s shares as of July 31, 2026:

Class	Transactional Net Asset Value per Share
Class U Shares	$30.80
Class R Shares	$30.85
Class D Shares	$30.78
Class I-Series 1 Shares (1)	$30.81
Class S Shares	$30.81
Class F Shares	$32.80
Class G Shares	$36.93
Class H Shares	$36.93

(1) On July 2, 2026, (i) existing Class I Shares were redesignated as Class I-Series 1 Shares and (ii) Class I-Series 2 Shares, Class I-Series 3 Shares and Class I-Series 4 Shares were newly designated.

As of June 30, 2026, no Class R-S Shares, Class R-D Shares, Class E Shares, Class I-Series 2 Shares, Class I-Series 3 Shares or Class I-Series 4 Shares were outstanding.

The Transactional Net Asset Value of the Company’s shares is also available on its website at www.kinfra.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please see additional details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Net Asset Value as of July 31, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

/s/ Sung Bum Cho
Date: August 21, 2026	Name: Sung Bum Cho
Title: General Counsel & Secretary
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